Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Interests of Experts” in the Registration Statement on Form F-10 and related short form base shelf prospectus of The Toronto-Dominion Bank for the registration of its debt securities and to the incorporation by reference of our reports dated November 30, 2011 to the shareholders of The Toronto-Dominion Bank on the Consolidated Balance Sheet of the Bank as at October 31, 2011 and 2010 and the Consolidated Statements of Income, Changes in Shareholders’ Equity, Comprehensive Income and Cash Flows for each of the years then ended and the effectiveness of internal control over financial reporting of The Toronto-Dominion Bank as of October 31, 2011 as contained in its Annual Report to Shareholders (Form 40-F) for the year ended October 31, 2011 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP
Chartered Accountants
Licensed Public Accountants
Toronto, Canada
May 30, 2012